SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

HAVERTY FURNITURE COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 10, 2004

Dear Fellow Shareholder:

The Annual Meeting of the Shareholders of Haverty Furniture Companies, Inc., will be held at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland on Monday, May 10, 2004, at 10:00 a.m. for the following purposes:

1.	Holders of Common Stock to elect three Directors.

2.	Holders of Class A Common Stock to elect nine Directors.

3.	To approve the Company’s 2004 Long-Term Incentive Plan.

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 8, 2004, are entitled to notice of, and to vote at, this meeting.

By Order of the Board of Directors

Jenny Hill Parker
Vice President,
Secretary and Treasurer

Atlanta, Georgia
April 8, 2004

WE URGE EACH SHAREHOLDER TO PROMPTLY
VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE.
PLEASE FOLLOW THE DIRECTIONS ON YOUR PROXY CARD CAREFULLY.

PROXY STATEMENT

HAVERTY FURNITURE COMPANIES, INC.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

Annual Meeting of Shareholders

PROXY STATEMENT

     Our Board of Directors is furnishing you this Proxy Statement to solicit proxies on its behalf at the 2004 Annual Meeting of Shareholders of Haverty Furniture Companies, Inc., (“we,” the “Company” or “Havertys”). The meeting will be held on May 10, 2004, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, beginning promptly at 10:00 a.m. local time. This Proxy Statement and the accompanying proxy are first being mailed to our shareholders on or about April 8, 2004.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why am I receiving this Proxy Statement and proxy card?

A:	You are receiving a Proxy Statement and proxy card from us because you own shares of our stock. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

Q:	What am I voting on?

A:	You will be voting on the following:

•	The election of directors;

•	Approval of the 2004 Long-Term Incentive Plan.

Q:	Why are there two groups of Directors?

A:	The owners of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The owners of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election. The owners of Class A Common Stock are entitled to elect the remaining number of directors standing for election.

Q:	Who is entitled to vote?

A:	You may vote if you owned stock as of the close of business on March 8, 2004. With respect to all shareholder matters, owners of Common Stock are entitled to one vote for each share held. The owners of Class A Common Stock are entitled to ten votes for each share held except for the election of directors, with respect to which owners are entitled to one vote for each share held. As of March 8, 2004, we had 18,107,182 shares of $1.00 par value Common Stock and 4,349,306 shares of $1.00 par value Class A Common Stock outstanding.

Q:	What is the difference between a shareholder “of record” and a shareholder who holds stock in “street name”?

A:	If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

Q:	How do I vote before the meeting?

A:	You have three voting options:

•	Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

•	By telephone through the number shown on your proxy card; or

•	By mail by completing, signing and returning the enclosed proxy card.

If you hold your shares in street name, whether you can vote by telephone or the Internet depends on the bank’s or broker’s voting processes. Please follow the directions on your proxy card carefully.

Q:	Can I vote at the meeting?

A:	You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Q:	Can I change my mind after I vote?

A:	You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy with a later date and returning it to us prior to the meeting. (2) voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on May 9, 2004 or (3) voting again at the meeting.

Q:	What is a proxy?

A:	It is your legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you sign the proxy card, you appoint Dennis L. Fink and Jenny Hill Parker as your representatives at the meeting.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the annual meeting. We do not know of any other business to be considered at the annual meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	What if I return my proxy card but do not provide voting instructions?

A:	Proxies that are signed and returned but do not contain instructions will be voted “For” each of the matters set forth in the Notice accompanying this Proxy Statement.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is SunTrust Bank, which may be reached at 1-800-568-3476.

Q:	Will my shares be voted if I do not provide my proxy?

A:	Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange (NYSE) rules to vote customers’ unvoted shares, which are referred to as “broker non-votes,” on certain “routine” matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors, but will not be counted for any other matters to be voted on because other matters would not be considered “routine” under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Q:	How are the Company’s shares in the Havertys 401(k) Savings Plan and Retirement Plan and Trust voted?

A:	The Trustees of the Plans vote the shares in accordance with instructions from Havertys’ Executive Compensation and Employee Benefits Committee of the Board of Directors.

Q:	How many votes must be present to hold the meeting?

A:	Your shares are counted as present at the meeting if you attend the meeting to vote in person or if you properly return a proxy. In order for us to conduct our meeting, a majority of our outstanding shares of the combined classes of common stock as of March 8, 2004, must be present in person or by proxy at the meeting. This is referred to as a quorum.

Q:	How many votes are needed to elect directors?

A:	The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. Unless a properly executed proxy card is marked “Withhold Authority,” the proxy given will be voted “For” the nominees for director.

Q:	How many votes are needed to approve the 2004 Long-Term Incentive Plan?

A:	The proposal must receive the “For” vote of a majority of all the votes cast at the meeting once a quorum is present. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted. Accordingly, abstentions will have the effect of a vote “Against” this proposal.

Q:	Are votes confidential?

A:	We will continue our long-standing practice of holding the votes of all shareholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote.

Q:	Who will count the votes?

A:	ADP, an independent tabulator, will count the votes.

Q:	How is this proxy solicitation being conducted?

A:	We will bear all costs of this solicitation and distribution of proxy materials. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders.

Q:	Can I access future Annual Meeting materials through the internet rather than receiving them by mail?

A:	Yes. If you vote via the Internet, you can also sign up for electronic delivery of future proxy materials. Just follow the instructions that appear after you finish voting at www.proxyvote.com. You will receive an e-mail next year notifying you of the Web site containing the 2004 Annual Report and the Proxy Statement for the 2005 Annual Meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
ELECTION OF DIRECTORS
(Items 1 and 2)

General

Twelve directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Our articles of incorporation provide that our Board of Directors be elected by shareholders of each of the two classes of stock, voting separately by class. At this annual meeting, three directors will be elected by the holders of Common Stock and nine will be elected by the holders of Class A Common Stock. It is intended that the accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s directors requires a plurality of votes cast at the meeting by the holders of the respective classes of common stock. We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Nominating and Corporate Governance Committee of the Board of Directors, and the Board of Directors.

The following sets forth for each nominee his or her age, a brief description of his or her principal occupation and business experience during the last five years, certain other directorships held and how long he or she has been a director of Havertys.

The Board of Directors unanimously recommends a vote FOR the election of all nominees for director.

Nominees for Election by Holders of Common Stock

L. Phillip Humann, 58, has been a director of the Company since 1992. Mr. Humann is Chairman of the Board, President and Chief Executive Officer of SunTrust Banks, Inc., a multi-bank holding company. From 1991 to 1998 he served as President of SunTrust Banks. Mr. Humann is also a director of Coca-Cola Enterprises Inc. and Equifax, Inc.

Terence F. McGuirk, 53, has been a director of the Company since June 2002. Mr. McGuirk is Vice Chairman, Turner Broadcasting System, Inc., a subsidiary of AOL Time Warner, a producer of news and entertainment products and provider of programming for the basic cable industry, and President and Chief Executive Officer, Turner Sports Teams, an owner and manager of the Atlanta baseball franchise, the Braves. Prior to April 2001, he was Chairman and Chief Executive Officer, TBS, Inc. Mr. McGuirk is also a director of Scientific-Atlanta, Inc. and The Sea Island Company. Mr. McGuirk is also a trustee of Piedmont Hospital Medical Center and The Westminster Schools.

Vicki R. Palmer, 50, has been a director of the Company since November 2001. Ms. Palmer is Executive Vice President, Financial Services and Administration, of Coca Cola Enterprises Inc., a bottler of soft drink products. From December 1999 to January 2004, she served as Corporate Senior Vice President, Treasurer and Special Assistant to the CEO. Prior to December 1999, she was Corporate Vice President and Treasurer of Coca-Cola Enterprises Inc. Ms. Palmer is also a director of First Tennessee National Corporation and is a trustee of Spelman College and Woodward Academy.

Nominees for Election by Holders of Class A Common Stock

Clarence H. Ridley, 61, has been a director of the Company since 1979. Mr. Ridley is Chairman of the Board of Havertys. He served as the Company’s Vice Chairman from 1996 until his appointment as Chairman effective January 2001. From 1977 to 2000, Mr. Ridley was a Partner at the law firm of King & Spalding. Mr. Ridley is also a director of Carvel Holdings Corporation and Crawford & Company. Mr. Ridley is also trustee of STI Classic Funds and STI Classic Variable Trust.

John T. Glover, 57, has been a director of the Company since 1996. Mr. Glover is Managing Partner of J & SG Investments, LLP, a private investment concern. From March 2000 until February 2003, he was Vice Chairman of Post Properties, Inc., a real estate investment trust that develops and operates upscale multifamily apartment communities. From 1984 to 2000, he served as President of Post Properties, Inc. Mr. Glover is also a trustee of Emory University, and a director of Emory Healthcare, Inc. and Post Properties, Inc.

Ben M. Haverty, 43, was named a director in October 2003. Mr. Haverty is Regional Manager of the Georgia Operations of the Company.

Rawson Haverty, Jr., 47, has been a director of the Company since 1992. Mr. Haverty is Senior Vice President, Real Estate and Development of Havertys.

Mylle H. Mangum, 55, has been a director of the Company since May 1999. Ms. Mangum is Chief Executive Officer of True Services Holdings, LLC, a marketing services company and since October 2003, Chief Executive Officer of International Banking Technologies, a provider of retail banking consulting services. From May 1999 to June 2002, she was Chief Executive Officer of MMS Incentives, Inc., a private equity company concentrating on high-tech marketing solutions. From March 1997 to May 1999, Ms. Mangum served as Senior Vice President, Expense Management and Strategic Planning of Carlson Wagonlit Travel, a travel and hospitality company. Ms. Mangum is also a director of Barnes Group, Inc., Payless ShoeSource, Inc. and Scientific-Atlanta, Inc.

Frank S. McGaughey, III, 55, has been a director of the Company since 1995. Mr. McGaughey was named a Partner at the law firm of Powell, Goldstein, Frazer & Murphy in 1980.

Fred L. Schuermann, 58, has been a director of the Company since November 2001. Mr. Schuermann was President and Chief Executive Officer of Ladd Furniture, Inc., a furniture manufacturer, from 1996 until he retired in 2001. He was Chairman of Ladd Furniture, Inc. from 1998 until its acquisition by La-Z-Boy, Inc. in January 2000. Mr. Schuermann is also a director of Coveright Surfaces GmbH.

Clarence H. Smith, 53, has been a director of the Company since 1989. Mr. Smith is President and Chief Executive Officer of Havertys. He served as President and Chief Operating Officer from May 2002 until he assumed the position of Chief Executive Officer in January 2003. Mr. Smith was named Chief Operating Officer of Havertys in May 2000 and served as Senior Vice President, General Manager, Stores, from 1996 to 2000. Mr. Smith is also a director of Oxford Industries, Inc. and a trustee of Marist School.

Al Trujillo, 44, was named a director in October 2003. Mr. Trujillo is President and Chief Executive Officer of Recall Corporation, a global information management company and subsidiary of Brambles Industries, Ltd. located in Sydney, Australia. Prior to February 2002, he was President of Recall Americas, a division of Recall Corporation. Mr. Trujillo is an Advisory Board Member of the College of Engineering at Georgia Tech Institute of Technology.

Ben M. Haverty and Rawson Haverty, Jr. are brothers and are first cousins of Clarence H. Ridley and Clarence H. Smith, all of whom are directors of the Company. Clarence H. Ridley, Clarence H. Smith and Rawson Haverty, Jr. are first cousins and are officers of the Company.

Information Regarding Beneficial Ownership of Directors and Management

The following table sets forth information regarding beneficial ownership of Common Stock and/or Class A Common Stock by each director, each individual in the Summary Compensation Table, and by our directors and executive officers as a group, all as of February 29, 2004.

				Class A
	Common Stock			Common Stock
	Shares			Shares
Name or Number of	Beneficially		Percent	Beneficially		Percent
Persons in Group	Owned		of Class	Owned		of Class
Nominees for Holders of Common Stock
L. Phillip Humann	94,370	(a)	*	—		—
Terence F. McGuirk	14,028	(b)	*	—		—
Vicki R. Palmer	14,539	(c)	*	—		—
Nominees for Holders of Class A Common Stock
Clarence H. Ridley	79,837	(d)	*	486,366	(e)	11.17%
John T. Glover	56,920	(f)	*	—		—
Ben M. Haverty	67,935	(g)	*	219,582	(h)	5.04%
Rawson Haverty, Jr.	75,142	(i)	*	164,374	(j)	3.78%
Mylle H. Mangum	34,479	(k)	*	—		—
Frank S. McGaughey, III	61,994	(l)	*	—		—
Fred L. Schuermann	7,146	(m)	*	—		—
Clarence H. Smith	130,128	(n)	*	597,730	(o)	13.73%
Al Trujillo	6,352	(p)	*	—		—
Named Executive Officers
Dennis L. Fink	196,241	(q)	1.08%	—		—
M. Tony Wilkerson	157,677	(r)	*	630	(s)	*
20 Executive Officers and
Directors as a Group	1,320,989	(t)	7.30%	1,472,506	(u)	33.83%

*	Less than 1% of outstanding shares of class.

(a)	This amount includes unexercised options to purchase 30,000 shares.

(b)	This amount includes unexercised options to purchase 12,000 shares.

(c)	This amount includes unexercised options to purchase 12,000 shares.

(d)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares. This amount also includes 61,250 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2004.

(e)	Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,860 shares and sole voting power with respect to 88,429 shares.

(f)	This amount includes unexercised options to purchase 30,000 shares.

(g)	This amount includes 63,500 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2004.

(h)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 41,950 shares.

(i)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 3,500 shares. This amount also includes 59.750 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2004.

(j)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 8,750 shares.

(k)	This amount includes unexercised options to purchase 30,000 shares.

(l)	Of this amount, Mr. McGaughey has shared voting and investment power with respect to 13,900 shares. This amount also includes unexercised options to purchase 30,000 shares.

(m)	This amount includes unexercised options to purchase 6,000 shares.

(n)	Of this amount, Mr. Smith has shared voting and investment power with respect to 13,900 shares. This amount also includes 58,784 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2004.

(o)	Of this amount, Mr. Smith has sole investment and voting power with respect to 75,130 shares, shared voting and investment power with respect to 1,650 shares and sole voting power with respect to 520,950 shares pursuant to revocable proxies granted to him by Mrs. Betty H. Smith and Mr. Alex W. Smith. These proxies will continue in effect until revoked by the grantors and may be revoked at any time.

(p)	This amount includes unexercised options to purchase 6,000 shares.

(q)	This amount includes 77,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2004.

(r)	This amount includes 40,466 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 30, 2004.

(s)	Of this amount, Mr. Wilkerson has shared voting and investment power with respect to 240 shares.

(t)	Of this amount, the persons included in this group have shared voting and investment power with respect to 29,260 shares. This amount also includes 706,079 shares, which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 30, 2004.

(u)	Of this amount, the persons included in this group have shared voting and investment power with respect to 55,650 shares, discretionary voting power with respect to 520,950 shares pursuant to revocable proxies and sole voting power with respect to 88,429 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities Exchange Act of 1934 (the “1934 Act”) requires Havertys’ directors, certain officers and any persons who own more than 10% of Havertys’ Class A Common Stock or Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. We believe, based on our review of the copies of the Forms 3, 4, and 5 and written representations from certain reporting persons, that no Forms 5 were required to be filed by those persons, and that all filing requirements under Section 16(a) were complied with during 2003, except for the following:

•	On September 8, 2003, Gerald M. Hohman, our Vice President, Human Resources, sold 5,300 shares of Havertys Common Stock, and the Form 4 filed on September 23, 2003, was filed late.

•	On October 23, 2003, Rawson Haverty, Sr., an owner of more than 10% of the Company’s Class A Common Stock and on that date a Director of the Company, purchased 5,865 shares of Class A Common Stock in a private transaction with one of his children. This transaction was reported on Form 4 filed on November 20, 2003, and was filed late.

Information Regarding the Board and its Committees

Havertys’ business is managed under the direction and oversight of the Board of Directors. The Board appoints Havertys’ Chairman and Chief Executive Officer and its senior management team who are responsible for the day-to-day conduct of Havertys’ business. The Board’s primary responsibilities, thereafter, are to oversee management and to exercise its business judgment to act in good faith and in what each director reasonably believes to be in the best interests of Havertys. Both the Board of Directors and management believe that the long-term interests of shareholders are advanced by responsibly addressing the concerns of other stakeholders, including customers, vendors, employees and members of communities in which the Company operates.

Havertys has developed, and operated under, corporate governance principles and practices that are designed to maximize long-term shareholder value and promote the highest ethical conduct among Havertys’ directors and employees. A copy of the Board’s Governance Principles is available on our Web site at www.havertys.com.

The Board of Directors has an Executive Committee, an Audit Committee, an Executive Compensation and Employee Benefits Committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee.

Executive Committee

The Executive Committee exercises all the powers of the Board of Directors in the management of the current and ordinary business of the Company during the intervals between the meetings of the Board of Directors as conferred by Havertys’ By-Laws and as governed by law. The Executive Committee is composed of Clarence H. Ridley, Clarence H. Smith, L. Phillip Humann, Mylle H. Mangum and Frank S. McGaughey, III. The Executive Committee held one meeting during 2003.

Audit Committee

Under the terms of its charter, which is attached hereto as Appendix A, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:

•	have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

•	review with management and the independent auditors, the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•	review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report) including (a) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statement; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

•	review and discuss with management, the internal auditors and the independent auditors the Company’s internal controls, the results of the internal audit program, and the Company’s disclosure controls and procedures and quarterly assessment of such controls and procedures; and

•	establish procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

The Audit Committee is composed of John T. Glover, Vicki R. Palmer and Fred L. Schuermann. Each member of the Audit Committee meets the independence requirements of the NYSE, the 1934 Act and the Company’s Corporate Governance Principles. Each member of our Audit Committee is financially literate, knowledgeable and qualified to review financial statements and the Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC regulations. The Audit Committee met seven times during 2003.

Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the officer compensation plans, policies and programs of the Company. In fulfilling its duties, the Compensation Committee, among other things, shall:

•	review and approve all corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

•	evaluate the performance of the Chief Executive Officer and other elected officers in light of approved corporate goals, performance goals and objectives;

•	review and approve compensation of the Chief Executive Officer and other elected officers based on the evaluation of such officers;

•	review and approve any employment agreements, severance agreements or arrangements, change in control in agreements/provisions, and any special or supplemental benefits for each officer of the Company;

•	approve, disapprove, modify or amend all non-equity plans designed and intended to provide compensation primarily for officers;

•	make recommendations to the Board regarding adoption of equity plans;

•	administer, modify or amend the stock option plans, and

•	serve as Administrator for all formal employee benefit plans.

The Compensation Committee is composed of Mylle H. Mangum, Frank S. McGaughey, III, and Terence F. McGuirk. The Compensation Committee met three times during 2003. Each member of the Compensation Committee meets the independence requirements of the NYSE and the Company’s Corporate Governance Principles.

Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for considering and making recommendations to the full Board concerning the composition, function and needs of the Board, and review and development of corporate governance guidelines. A copy of the Governance Committee’s charter is available on our Web site at www.havertys.com. In fulfilling its duties, the Governance Committee, among other things, shall:

•	identify individuals qualified to be Board members consistent with criteria established by the Board;

•	recommend to the Board nominees for the next annual meeting of shareholders;

•	evaluate individuals suggested by shareholders;

•	oversee the evaluation of the Board and management; and

•	consider issues involving related party transactions with Directors and similar issues.

The Governance Committee will consider recommendations for directorships submitted by shareholders who wish the Governance Committee to consider their recommendations for nominees for the position of director. Shareholders should submit their recommendations in writing to the Governance Committee in care of the Office of the Secretary, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Governance Committee.

In its assessment of each potential candidate, the Governance Committee will review the nominee’s experience, independence, understanding of the Company’s or other related industries and such other factors as the Governance Committee determines are pertinent in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors considered in evaluating candidates for Board membership. The Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party search firm. In identifying and considering candidates for nomination to the Board of Directors, the Governance Committee considers, in addition to the requirements set out in the Company’s Corporate Governance Principles and the Committee’s charter, quality of experience, the needs of the Company and the range of talent and experience represented on the Board.

The Governance Committee sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for director.

Mr. Ben Haverty and Mr. Trujillo are the only nominees for director proposed to be elected for the first time at the Annual Meeting. Mr. Haverty’s name was suggested by the Company’s Chairman Emeritus, Rawson Haverty, Sr., who stepped down as a director in favor of Mr. Haverty. Mr. Trujillo’s name was first suggested by a third-party executive search firm.

The members of the Governance Committee are Frank S. McGaughey, III, Vicki R. Palmer and Fred L. Schuermann. Each member of the Governance Committee meets the independence requirements of the NYSE, the 1934 Act and the Company’s Corporate Governance Principles. The Governance Committee met twice during 2003.

Director Independence

The Board has reviewed all transactions or relationships between each director, or any member of his or her immediate family and Havertys, its senior management and its independent auditor.

Based on this review and as required by the independence standards of the NYSE, the Board has affirmatively determined that all non-employee directors are independent from management and its independent auditor within the meaning of the NYSE listing standards and the applicable SEC rules and regulations. In connection with the evaluation, the Board considered that L. Phillip Humann, a director, is Chairman, President and Chief Executive Officer of SunTrust Banks, Inc., a multi-bank holding company. The Company’s outstanding indebtedness to SunTrust Banks, Inc. at December 31, 2003, was $12.5 million; its greatest amount outstanding during 2003 was $24.5 million; and related interest payments during 2003 were noted as being significantly below the threshold for causing Mr. Humann to be considered not independent. The Board determined that Mr. Humann has no direct or indirect material relationship with Havertys.

Attendance and Compensation of Directors

In 2003, the Board held four meetings and Committees of the Board held a total of 13 meetings. Overall attendance at such meetings was 95%. Each Director attended more than 80% of the aggregate number of all meetings of the Board and Committees on which he or she served during 2003.

Retainer fees to directors are paid semi-annually each year on May 1 and November 1. Annual fees for employee directors are $3,000 and fees for non-employee directors are $30,000. The Directors’ Compensation Plan adopted by the Board of Directors and approved by shareholders in 1996, provides for the semi-annual portion of the annual retainer fee to be paid on May 1 each year in shares of the Company’s Common Stock valued at the closing price on that day. The remaining portion of the annual fee may be paid in cash or in shares of Common Stock, at the election of the director. In addition to the annual retainer, each non-employee director receives a fee of $1,250 for attendance at each Board meeting and each meeting of a Board committee on which such director serves.

Havertys maintains a Directors’ Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services. Under the Plan, such deferred fees (to be accrued in a director’s account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his initial election to participate in the Plan, or in accordance with the terms of the Plan. Four directors will participate in the Plan in 2004.

Pursuant to an automatic grant provision under the Company’s 1998 Stock Option Plan, the Plan authorizes that each non-employee director be granted, on a pre-determined date annually, an option to purchase 6,000 shares of Common Stock at an exercise price equal to the market price of such stock on the date of grant. On October 31, 2003, options were granted to Havertys’ non-employee directors covering an aggregate of 48,000 shares of Common Stock at an exercise price per share of $20.75. These options were granted to John T. Glover, L. Phillip Humann, Mylle H. Mangum, Frank S. McGaughey, III, Terence F. McGuirk, Vicki R. Palmer, Fred L. Schuermann and Al Trujillo.

Communications with Directors

Shareholders and other interested parties who desire to contact one or more of Havertys’ non-management directors may send a letter to the following address:

Board of Directors
c/o Corporate Secretary
Haverty Furniture Companies, Inc.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia 30342

All such communications will be promptly forwarded to the appropriate director or directors specified in such communications.

Annual Meeting Policy

Havertys does not have a policy regarding director attendance at the Annual Meeting because directors are not expected to attend Havertys’ Annual Meeting of Shareholders. Historically, this meeting is held in Maryland, the state of the Company’s incorporation, and typically is a very brief meeting conducted by the Company’s Corporate Secretary. Generally, no shareholders are in attendance.

Code of Business Conduct and Ethics

All of our directors and employees, including our Chief Executive Officer and other senior executives, are required to comply with our Code of Business Conduct and Ethics (the “Code”) to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Havertys’ continued growth and profitability are linked to our ability to make decisions that are consistent with our traditional business values and ethical principles. The Code is published on our Web site at www.havertys.com.

Certain Transactions and Relationships

L. Phillip Humann, a director of the Company, is Chairman of the Board of Directors, President, and Chief Executive Officer of SunTrust Banks, Inc. (“SunTrust”). SunTrust provides commercial lending services to Havertys on terms comparable to other customers similarly situated. As of December 31, 2003, the Company’s indebtedness to SunTrust totaled $12.5 million, and the greatest amount outstanding during 2003 was $24.5 million. In the opinion of management, the terms of such credit transactions are fair and reasonable and as favorable to Havertys as those that could be obtained from other commercial banks.

Clarence H. Ridley, Chairman of the Company’s Board of Directors, is a Trustee of STI Classic Funds and STI Classic Variable Trust. These investment funds are advised by Trusco Capital Management, Inc., a subsidiary of SunTrust.

EXECUTIVE COMPENSATION

Executive Compensation and Employee Benefits Committee Report on Executive Compensation

This report is furnished by Haverty’s Executive Compensation and Employee Benefits Committee of the Board of Directors (the “Compensation Committee”). We review, establish and approve changes to compensation policies and administer compensation plans for Havertys’ executive officers.

General Policies. Havertys’ compensation policies are designed to attract, retain and motivate highly qualified executives; to ensure that Havertys competes successfully for executive talent to accomplish its goals; to compensate executive officers for performance and to encourage significant ownership of Havertys Common Stock by our officers.

We set executive compensation based on an independent evaluation of the market competitiveness of Havertys’ officer compensation program conducted by a professional compensation consulting firm. We establish a total compensation package for each executive position based on similar positions in businesses with revenues comparable to those of Havertys, but subject to adjustment to reflect level of experience. The total compensation package is then broken into three components (base salary, annual incentive compensation and long-term compensation) as discussed below, with an emphasis on incentive compensation.

Base Salary. We establish a base salary range for each executive position, reflecting median base salaries for the comparative group. Surveys will be conducted at least biannually.

A base salary within the market range is set for each executive by considering the experience and individual performance of the executive. For 2003, base salaries for the named executive officers, except Mr. Smith, ranged from 0% to 2.6% higher than the prior year’s salaries. Mr. Smith’s base salary increased 25% in connection with his becoming Havertys’ Chief Executive Officer on January 1, 2003. For compensation purposes, we evaluate Messrs. Ridley’s and Smith’s performance on an annual basis. Messrs. Ridley and Smith evaluate the other named executive officers, and we use those evaluations in establishing base salaries.

Incentive Compensation. An executive of Havertys will earn total compensation that is competitive with the market only if Havertys achieves corporate financial performance goals and incentive compensation is paid. If goals are exceeded, incentive compensation can cause total compensation to exceed median market levels.

The incentive components of compensation are intended to encourage achievement of both short-term and long-term financial and operational objectives. We have placed and will continue to place an increasing emphasis on compensation tied to the meeting of objectives, which are aligned with those of the shareholders.

Bonuses. The annual bonuses available to Havertys’ market area and regional managers and corporate executives were based upon quantitative measures of the Company’s financial performance as measured by profits before bonuses, LIFO provision and income taxes (“corporate profits”). Market area and regional manager bonuses are based on a pre-set formula related to annual corporate profits produced in such area or region. Bonus amounts for executive officers, department heads and other key persons are based on Havertys’ corporate profits and assessment of individual contribution. The Compensation Committee determines these bonuses subjectively.

In 2003, corporate profits decreased 3.9% from the prior year, and income before the accounting change decreased 0.1%. Diluted earnings per share before the accounting change decreased 1.8% to $1.08. Total bonuses earned for 2003 by 93 individuals amounted to $4,520,000, a decrease of $425,000, or 8.6%, as compared to the 2002 bonuses. Of this amount, 5.4% was earned by Mr. Ridley, 5.9% by Mr. Smith and 12.4% by the other named executive officers.

For 2003, 39.5% of Mr. Ridley’s and 41.4% of Mr. Smith’s total compensation (excluding the value of stock option grants, fees for Board service and contributions to the Company’s 401(k) Plan) consisted of incentive payments. The portion of the other named executive officers’ total compensation attributable to incentive award payments ranged from 41.8% to 45.1% of total compensation.

Equity Incentives. The Company’s 1998 Stock Option Plan is currently the basis of Havertys’ long-term incentive plan for executives and key employees. During 2003, option awards under this Plan were made to 139 of Havertys’ employees, covering an aggregate of 463,000 shares of Common Stock. All options were granted at an exercise price equal to the market value of Havertys’ Common Stock on the date of grant and generally have a term of seven years. The options become exercisable beginning approximately one year from the date of grant with annual vesting schedules based on the number of shares per individual grant. Grants of 10,000 or more shares vest ratably over four years. Vesting is accelerated for optionees reaching age 65, such that any remaining options become fully vested.

The Compensation Committee, based on input from its outside consultants, presented to the Board and with their approval to the shareholders at this Annual Meeting, the 2004 Long-Term Incentive Plan, which will provide greater flexibility in developing total compensation packages for Havertys’ executives and key employees.

Section 162(m). In making our decisions about compensation for Messrs. Ridley and Smith and other officers likely to be named executive officers, we consider Section 162(m) of the Internal Revenue Code, which limits to $1 million per year the compensation expense deduction Havertys may take for compensation paid to a person who is “highly compensated” for purposes of the Internal Revenue Code, unless the compensation is “performance-based.” It is generally the policy of Havertys that the components of executive compensation that are inherently performance-based should qualify for exclusion from the deduction limitation under Section 162(m). We believe that annual bonuses and stock options currently qualify as performance-based.

We also believe, however, that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy, and therefore reserve the right, in appropriate circumstances, to pay amounts in addition to base salary that might not be deductible. The Compensation Committee’s purpose in doing so is to ensure that Havertys retains its best executives and remains competitive in the market for executive talent.

If non-performance-based compensation in excess of $1 million should become payable to a person who is “highly compensated” for this purpose, we may consider requiring deferral of receipt of any amounts earned in excess of the cap to a tax year following the year in which the individual leaves the employment of Havertys.

Approval of Incentive Plans. All of our recommendations with respect to compensation attributable to 2003 for the named executive officers were reported to and ratified by the Board of Directors. In accordance with Havertys’ past practice under Section 16 of the Securities Exchange Act of 1934 and Section 162(m), we continue to make decisions regarding the grant of stock options and other awards and our decisions are reported to and ratified by the Board.

Executive Compensation and Employee Benefits Committee
Mylle H. Mangum, Chairman
Frank S. McGaughey, III
Terence F. McGuirk

Executive Officers

Executive officers are elected annually by the Board. The following table sets forth the names of certain executive officers and the principal positions and offices they hold with Havertys. Unless otherwise indicated, each of these officers has served as an executive officer of Havertys for at least five years.

Name	Information about Executive Officers
Clarence H. Ridley	Chairman of the Board since January 2001. From 1977 to 2000, Mr. Ridley was a Partner at the law firm King & Spalding. He served as the Company’s Vice Chairman from 1996 until his appointment as Chairman effective January 2001. Mr. Ridley is 61.

Clarence H. Smith	President and Chief Executive Officer. Mr. Smith was named President in May 2002 and Chief Executive Officer effective January 2003. He served as Chief Operating Officer from May 2000 to January 2003. He was responsible for the operations of the Company’s stores from 1996 to 2000 as Senior Vice President and General Manager, Stores. Mr. Smith is 53.

Dennis L. Fink	Executive Vice President and Chief Financial Officer. Mr. Fink has oversight responsibility for Havertys’ information technology in addition to the Company’s finance and accounting-related functions. Mr. Fink is 52.

M. Tony Wilkerson	Senior Vice President, Marketing. Mr. Wilkerson has responsibility for the Company’s merchandising, supply chain management and advertising. Mr. Wilkerson is 58.

Rawson Haverty, Jr.	Senior Vice President, Real Estate and Development. Mr. Haverty has oversight responsibility for the Company’s risk management in addition to the real estate and development functions. Mr. Haverty is 47.

Information Regarding Executive Officer Compensation

The following tables and footnotes discuss the compensation paid or accrued for the last three years to (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers (the “named executive officers”).

Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation			Awards
				Other	Securities	All
				Annual	Underlying	Other
Name and			Bonus	Compensation	Options	Compensation
Principal Position	Year	Salary	(a)	(b)	(#)	(c)
Clarence H. Ridley	2003	$375,000	$245,000	$3,000	25,000	$2,833
Chairman of the Board	2002	375,000	210,000	3,000	22,000	3,225
since January 2001	2001	265,000	210,000	3,000	75,000	2,075

Clarence H. Smith (d)	2003	375,000	265,000	3,000	25,000	2,833
President and Chief	2002	300,000	265,000	3,000	22,000	3,187
Executive Officer	2001	260,000	210,000	3,000	30,000	2,680

Dennis L. Fink	2003	300,000	215,000	—	20,000	2,833
Executive Vice President	2002	300,000	210,000	—	18,000	2,647
and Chief Financial	2001	260,000	210,000	—	25,000	2,529
Officer
M. Tony Wilkerson	2003	235,000	185,000	—	15,000	2,833
Senior Vice President,	2002	230,000	172,000	3,000	14,000	3,225
Marketing	2001	220,000	172,000	3,000	20,000	2,725

Rawson Haverty, Jr.	2003	195,000	160,000	3,000	15,000	2,833
Senior Vice President,	2002	190,000	155,000	3,000	13,000	3,225
Real Estate and	2001	185,000	150,000	3,000	17,000	2,725
Development

(a)	The amount shown represents the total bonus awarded to the Named Executive Officer including any portion deferred under the Havertys Top Hat Mutual Fund Option Plan (see Mutual Fund Option Plan).

(b)	The amounts shown represent the annual retainer fees paid to those Named Executive Officers who are also directors for their services on the Company’s Board of Directors. One-half of the amount shown must be paid in shares of the Company’s Common Stock and at the election of the director, the remaining half may be paid in cash or shares as provided by the Directors’ Compensation Plan.

(c)	The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company’s 401(k) Plan.

(d)	Mr. Smith was elected President in May 2002 and Chief Executive Officer effective January 1, 2003.

Compensation Pursuant to Stock Options

The following table provides information on option grants during the year ended December 31, 2003, to the named executive officers:

Option Grants in Last Fiscal Year

					Alternative
					Grant Date
	Individual Grants				Value (b)
		% of Total
	Number of	Options			Grant Date
	Securities	Granted to			Present Value
	Underlying	Employees	Exercise or		(Using Black-
	Options	in Fiscal	Base Price		Scholes Option
Name	Granted (#) (a)	Year	(Per Share)	Expiration Date	Pricing Model)
Clarence H. Ridley	25,000	5.40%	$20.30	12-09-2010	$210,750
Clarence H. Smith	25,000	5.40%	20.30	12-09-2010	210,750
Dennis L. Fink	20,000	4.32%	20.30	12-09-2010	168,600
M. Tony Wilkerson	15,000	3.24%	20.30	12-09-2010	126,450
Rawson Haverty, Jr.	15,000	3.24%	20.30	12-09-2010	126,450

(a)	Options were granted on December 9, 2003, and vest in annual increments of 25% beginning April 30, 2005.

(b)	These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

Assumptions Used for Black-Scholes Model:

Risk-Free Rate (i):	3.45%	Contractual Term (Years):	7
Volatility (ii):	45.80%	Expected Life (Years):	5
Dividend Yield:	1.00%

(i)	Based on US Stripped Treasury Securities with similar maturities to the expected life of the option term.

(ii)	Based on 65 consecutive end-of-month stock prices.

The exercise price of each grant is equal to the market price on the grant date. The Black-Scholes option value for those grants made December 9, 2003, was $8.43 per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

The following table summarizes stock options exercised by the Chief Executive Officer and by the named executive officers during 2003 and the total value of unexercised options held by each listed individual as of December 31, 2003:

	Options Exercised in 2003		All Outstanding Options
			Number of Securities
	Shares	Value	Underlying Unexercised		Value of Unexercised
	Acquired on	Realized	Options at Fiscal		In-the-Money Options at
Name	Exercise (#)	(a)	Year End (#)		Fiscal Year End (a)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clarence H. Ridley	6,000	$47,535	37,000	97,000	$250,414	$413,214
Clarence H. Smith	11,716	118,414	40,784	79,500	256,244	323,670
Dennis L. Fink	—	—	61,250	66,750	451,175	281,130
M. Tony Wilkerson	21,268	239,125	27,732	52,000	161,798	222,120
Rawson Haverty, Jr.	—	—	48,250	48,750	358,000	206,340

(a)	Values are calculated by subtracting the exercise price from the market price of the stock as of the exercise date or year-end, as appropriate. The market value of Havertys Common Stock at December 31, 2003, was $19.86.

Retirement Plan

The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the “Retirement Plan”). All employees of the Company are eligible to participate upon completion of one year of service and reaching age 21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan’s actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

The Retirement Plan provides for the payment of fixed monthly benefits upon an employee’s normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. “Final average earnings” means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 2003. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

	Years of Service
2003							40 or
Compensation	15	20	25	30	35		More
$125,000	$15,454	$20,606	$25,757	$30,909	$36,060		$41,212
150,000	19,205	25,606	32,008	38,410	44,811		51,213
175,000	22,955	30,607	38,259	45,911	53,562		61,214
200,000*	26,706	35,608	44,509	53,411	62,313		71,215
225,000*	30,456	40,608	50,760	60,912	71,064		81,216
250,000*	34,206	45,609	57,011	68,413	79,815		91,217
300,000*	41,707	55,610	69,512	83,415	97,317		111,219
400,000*	56,709	75,612	94,515	113,418	132,321		151,224
450,000*	64,210	85,613	107,016	128,420	149,823		171,226	*
500,000*	71,711	95,614	119,518	143,421	167,325	*	191,228	*
550,000*	79,211	105,615	132,019	158,423	184,827	*	211,230	*

*	Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $200,000 for 2003. Also, annual benefits under the Retirement Plan may not exceed $160,000 for 2003 regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.

The years of service accrued to the Named Executive Officers are as follows:

Years of Service
Accrued
Employee	As of 12/31/03
Clarence H. Ridley	3
Clarence H. Smith	30
Dennis L. Fink	11
M. Tony Wilkerson	27
Rawson Haverty, Jr.	19

Supplemental Executive Retirement Plan

On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the “Plan”), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $200,000 for 2002 and 2003. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company’s Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See “Retirement Plan” above for information on the amount of benefits that the Named Executive Officers are eligible to receive upon retirement.]

Mutual Fund Option Plan

On January 15, 1999, the Board of Directors adopted the Havertys Top Hat Mutual Fund Option Plan (“the Plan”). The Plan covers certain executives and employees as designated by the Executive Committee of the Board of Directors. The Plan is designed to accumulate retirement funds for selected employees, including the executive officers. The Plan allows participants to defer up to 100% of their bonus compensation in exchange for an option to buy selected mutual funds at a discount equal to the bonus he or she would have otherwise received. The Plan required participants to defer 100% of their 1998 awarded bonus compensation and subsequent bonuses are deferrable, all or in part, by advance election by covered employees. The Plan is administered by the Company.

Agreements with Executives Regarding Change in Control

On February 7, 1997, and February 23, 2001, the Board of Directors approved agreements (each an “Agreement”) between the Company and certain executive officers of the Company, including each of the named executive officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreements. Generally, a “Change in Control” shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company’s outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the shareholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company’s outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company’s outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company’s outstanding securities), or (iv) the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company’s assets.

Messrs. Clarence H. Ridley, Clarence H. Smith, Dennis L. Fink and M. Tony Wilkerson have each entered into an agreement providing that: upon termination of the executive’s employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the executive without “Good Reason” as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement, the consummation of which will constitute a Change in Control, the Company will:

(a)	pay to the executive a lump severance payment in cash equal to the sum of (1) the higher of two times the executive’s annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the executive’s annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

(b)	pay to the executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the executive for a complete fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of any annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

(c)	at the option of the executive, repurchase of all options held by the executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

(d)	for 24 months after the date of termination, arrange to provide the executive with life, disability, accident and health insurance benefits substantially similar to those which the executive is receiving immediately prior to the notice of termination.

In addition, following a Change in Control and during the term of the Agreement, during any period that the executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the executive’s full salary together with all compensation and benefits payable to the executive until the executive’s employment is terminated by the Company for disability. If the executive’s employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the executive’s full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the executive’s normal post-termination compensation and benefits as such payments become due in accordance with the Company’s retirement, insurance and other compensation or benefit plans or programs.

The Company may reduce payments under any Agreement in accordance with provisions of the Agreement in order to insure that the total payments to an executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each Agreement is for a period of one year commencing on January 1 and will renew automatically each January 1 thereafter for a period of one year unless earlier terminated under the Agreement or in the event a Change of Control occurs prior to such January 1. If a Change in Control occurs during the term of the Agreement, the Agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year’s base salary and one year’s annual bonus (or the average of the annual salary and the annual bonus over the previous three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

AUDIT COMMITTEE MATTERS

Audit Committee Membership

All current members of the Audit Committee are independent as defined in both the New York Stock Exchange listing standards and the Securities and Exchange Commission standards applicable to audit committee members. The Board of Directors has determined that all current members of the Audit Committee are audit committee financial experts as defined in the rules of the Securities and Exchange Commission.

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, we have met and held discussions with management and the independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the audited financial statements and related disclosures with management and the independent auditors, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditors report to us and to the Board. We have sole authority to appoint and to terminate the engagement of the independent auditors.

We have discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, we have received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and have discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, we determined, among other things, that the non-audit services provided by Ernst & Young LLP (as described below) were compatible with their independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, we have adopted additional policies to ensure the independence of the independent auditors, such as prior committee approval of non-audit services and required audit partner rotation.

We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. We periodically meet with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. We also periodically meet in executive session.

In reliance on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee

John T. Glover, Chairman
Vicki R. Palmer
Fred L. Schuermann

Services Performed by the Independent Auditor

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence. The Committee’s policy and procedures are as follows:

•	All audit services must be pre-approved by the Committee. The Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, Company structure, or other matters. The Committee may also grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

•	Audit-related services are assurance and related services that are reasonably related to the performance of the audit, and that are traditionally performed by the independent auditor. The Committee believes that the providing of these services does not impair the independence of the auditor. All audit-related services must be pre-approved by the Committee.

•	All tax services must be separately pre-approved by the Committee. The Committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning and tax advice without impairing the auditor’s independence.

•	Non-audit services classified as “all other services” must be separately pre-approved by the Committee. The Committee may approve such services if (i) the services are permissible under SEC rules, (ii) the Committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes, and the Committee concurs, that the auditor is the best choice to provide the service.

•	Process. At the beginning of each audit year, management requests prior Committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other engagement known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter and based on the Committee’s pre-approval policy, they are brought forward to the Committee for approval. To the extent approvals are required between regularly scheduled committee meetings, pre-approval authority is delegated to the Committee Chair.

For each engagement, management provides the Committee with information about the services and fees sufficiently detailed to allow the Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the Committee with a summary of the actual fees incurred for the completed audit year.

Ernst & Young LLP served as the independent auditor for the Company during the year ended December 31, 2003. Although the Audit Committee has not yet selected an independent auditor for Havertys for the fiscal year ended December 31, 2004, it is expected that Ernst & Young LLP will be chosen. No representative of Ernst & Young LLP will be present at the annual meeting.

Independent Auditor Fees

The following table shows the fees incurred for services rendered by Ernst & Young LLP, the Company’s independent auditor, in 2003 and 2002. All such services were pre-approved by the Committee in accordance with the pre-approval policy.

					2003	2002
Audit Fees					$240,000	$234,000
	•	Annual audit of consolidated financial statements
	•	Reviews of quarterly financial statements
	•	Other services normally provided by the independent auditor in connection with statutory and regulatory filings

Audit-Related Fees					39,000	70,000
	•	Assurance and related services reasonably related to the performance of the audit or reviews of the financial statements:
		•	2003:	primarily related to employee benefit plan audits and accounting consultations
		•	2002:	primarily related to employee benefit plan audits

Tax Fees					98,000	153,000
		•	2003:	primarily related to assistance with State tax planning and various compliance services
		•	2002:	primarily related to assistance in adopting a new LIFO method and various compliance services

All Other Fees					None	None

Total					$377,000	$457,000

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P Smallcap 600 Index for the period of five years commencing December 31, 1998, and ending December 31, 2003.

The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1998, and that all dividends were reinvested.

COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.,
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES

		1998	1999	2000	2001	2002	2003
Haverty Furniture Cos.	Return %		21.90	-20.34	70.17	-14.79	45.07
	Cum $	$100.00	$121.90	$97.11	$165.24	$140.80	$204.26
Haverty Furniture Cl A	Return %		36.85	-24.46	73.40	-13.23	44.36
	Cum $	$100.00	$136.85	$103.38	$179.25	$155.54	$224.53
S & P SMALLCAP 600	Return %		12.40	11.80	6.54	-14.62	38.80
	Cum $	$100.00	$112.40	$125.67	$133.88	$114.30	$158.66
NYSE/AMEX/NASDAQ	Return %		39.46	-19.20	37.52	-25.98	57.30
Home Furn & Equip Stores	Cum $	$100.00	$139.46	$112.69	$154.97	$114.72	$180.45

NOTE: Data complete through last fiscal year.

NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes only company).

NOTE: Peer group indices use beginning of period market capitalization weighting.

NOTE: S&P index returns are calculated by Zacks.

The Company is also presenting a ten-year performance graph in this proxy statement as an alternative benchmark to give a longer-term perspective.

Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock and Class A Common Stock against the cumulative total return of the NYSE/AMEX/Nasdaq Home Furnishings & Equipment Stores Index and the S&P 600 Smallcap Index for the period of ten years commencing December 31, 1993, and ending December 31, 2003.

The graph below assumes that the value of the investment in the Company’s Common Stock or Class A Common Stock and each index was $100 on December 31, 1993, and that all dividends were reinvested.

COMPARISON OF TEN-YEAR TOTAL RETURN AMONG
HAVERTY FURNITURE COMPANIES, INC.,
NYSE/AMEX/NASDAQ HOME FURNISHINGS & EQUIPMENT STORES AND
THE S&P SMALLCAP 600 INDICES

		1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003
Haverty Furniture Cos.	Return %		-30.07	20.94	-16.00	21.71	58.15	21.90	-20.34	70.17	-14.79	45.07
	Cum $	$100.00	$69.93	$84.57	$71.04	$86.47	$136.75	$166.69	$132.79	$225.96	$192.53	$279.31
Haverty Furniture Cl A	Return %		-32.66	30.07	-19.50	17.00	47.54	36.85	-24.46	73.40	-13.23	44.36
	Cum $	$100.00	$67.34	$87.59	$70.51	$82.50	$121.71	$166.57	$125.82	$218.18	$189.31	$273.29
S & P SMALLCAP 600	Return %		-4.77	29.96	21.32	25.58	-1.30	12.40	11.80	6.54	-14.62	38.80
	Cum $	$100.00	$95.23	$123.76	$150.14	$188.56	$186.10	$209.18	$233.87	$249.15	$212.72	$295.26
NYSE/AMEX/NASDAQ	Return %		-7.67	-17.90	20.43	67.38	25.62	38.06	-19.20	37.52	-24.74	57.30
Home Furn & Equip Stores	Cum $	$100.00	$92.33	$75.80	$91.29	$152.79	$191.94	$264.99	$214.12	$294.46	$221.60	$348.57

NOTE: Data complete through last fiscal year.

NOTE: Corporate Performance Graph with peer group uses peer group only performance (excludes only company).

NOTE: Peer group indices use beginning of period market capitalization weighting.

NOTE: S&P index returns are calculated by Zacks.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock and/or Class A Common Stock as of February 29, 2004. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

		Class A
	Common Stock	Common Stock
	Beneficially	Beneficially
	Owned and	Owned and
Name and Address of	Percent	Percent
Beneficial Owner	of Class	of Class
Rawson Haverty, Sr.	*	1,172,739	(a)
780 Johnson Ferry Road, Suite 800		26.94%
Atlanta, Georgia 30342

Clarence H. Smith	*	597,730	(b)
780 Johnson Ferry Road, Suite 800		13.73%
Atlanta, Georgia 30342

Mrs. Betty Haverty Smith	*	520,950	(c)
2771 Peachtree Road, NE		11.97%
Atlanta, Georgia 30305

Clarence H. Ridley	*	486,366	(d)
780 Johnson Ferry Road, Suite 800		11.17%
Atlanta, Georgia 30342

Frank S. McGaughey, Jr., and Ridge Partners, L.P.	*	408,510	(e)
3180 Lemons Ridge		9.38%
Atlanta, Georgia 30339

Bank of America Corporation	*	266,788	(f)
NationsBank Corporate Center		6.13%
100 N. Tryon Street
Charlotte, North Carolina 28255

Ben M. Haverty	*	219,582	(g)
3380 Satellite Boulevard		5.04%
Duluth, Georgia 30096

Barclays Global Investors, NA.	2,169,165 (h)	*
45 Fremont Street - 17th Floor	11.98%
San Francisco, California 94105

T. Rowe Price Associates, Inc.	1,758,000 (i)	*
100 E. Pratt Street	9.53%
Baltimore, Maryland 21202

Putnam, LLC d/b/a Putnam Investments	1,163,419 (j)	*
One Post Office Square	6.25%
Boston, Massachusetts 02109

*	Less than 5% of outstanding shares of class.

(a)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 448,838 shares.

(b)	Of this amount, Mr. Smith has sole voting and investment power with respect to 75,130 shares, shared voting and investment power with respect to 1,650 shares and sole voting power with respect to 520,950 shares pursuant to revocable proxies granted to him by Mrs. Betty H. Smith and Mr. Alex W. Smith. These proxies will continue in effect until revoked by the grantors and may be revoked at any time.

(c)	The shares shown were reported to be held as of 2/27/04 by Mrs. Smith in a Form 4 filed with the Securities and Exchange Commission. Of this amount, Mrs. Smith has sole investment power with respect to 417,058 shares and shared voting and investment power with respect to 14,720 shares. Mrs. Smith has executed a revocable proxy granting sole voting power to Mr. Clarence H. Smith. The proxy will continue in effect until revoked by Mrs. Smith and may be revoked at any time. Mrs. Smith disclaims beneficial ownership of 89,172 shares which are owned by her spouse.

(d)	Of this amount, Mr. Ridley has sole investment and voting power with respect to 396,077 shares, shared voting and investment power with respect to 1,860 shares, and has sole voting power with respect to 88,429 shares.

(e)	The shares shown were reported to be held as of 12/31/99 by Frank S. McGaughey, Jr., and Ridge Partners, L.P. (“Ridge Partners”) in a Schedule 13G filed with the Securities and Exchange Commission. Mr. McGaughey is the general partner of Ridge Partners and disclaims beneficial ownership of the shares beneficially owned by Ridge Partners, except to the extent of his partnership interest.

(f)	The shares shown were reported to be held beneficially as of 12/31/03 by Bank of America Corporation in a Schedule 13G filed with the Securities and Exchange Commission. The amount shown includes 211,004 shares for which Mr. Rawson Haverty, Sr. has shared voting and investment power. Accordingly, these shares are also included in Mr. Haverty’s beneficial ownership.

(g)	Of this amount, Mr. Haverty has shared voting and investment power with respect to 41,950 shares.

(h)	The shares shown were reported in a Schedule 13G filed with the Securities and Exchange Commission to be held beneficially as of 12/31/03 by Barclays Global Investors, NA, (“Barclays”), a bank and by Barclays Global Fund Advisors, an investment advisor. Barclays possesses sole voting and investment power over 2,007,813 of the shares shown in this schedule.

(i)	The shares shown were reported to be held beneficially as of 2/29/04 by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. The shares are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares.

(j)	The shares shown were reported to be held beneficially as of 12/31/03 by Putnam, LLC d/b/a Putnam Investments (“PI”) in a Schedule 13G filed with the Securities and Exchange Commission. PI, which is a wholly-owned subsidiary of March & McLennan Companies, Inc. (“MMC”), wholly owns two registered investment advisers: Putnam Investment Management, LLC., which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, LLC., which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual funds’ trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by the institutional clients. Pursuant to Rule 13d-4, MMC and PI expressly disclaim that neither is, in fact, the beneficial owner of such shares.

APPROVAL OF 2004 LONG-TERM INCENTIVE PLAN
(Item 3)

The Company believes equity compensation aligns the interests of employees and non-employee Directors (“Non-Employee Directors”) with the interests of its other shareholders. The Company currently provides for the award of stock options to key employees and Non-Employee Directors through the Company’s 1998 Stock Option Plan (the “1998 Plan”). Other forms of equity compensation cannot be granted under the 1998 Plan. The Company believes that the expansion of its equity compensation program is essential in attracting, retaining and motivating employees, consultants, advisors and Non-Employee Directors. The 2004 Long-Term Incentive Plan (the “2004 Plan”) will allow for such expanded use of equity compensation.

The 2004 Plan is intended to accomplish five major objectives:

(i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries;

(ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and increased shareholder value;

(iii) enabling such individuals to participate in the long-term growth and financial success of the Company;

(iv) encouraging ownership of stock in the Company by such individuals; and

(v) linking compensation to the long-term interests of shareholders.

Key employees may include not only the named executive officers of the Company but also may include other officers or employees of the Company or any of its subsidiaries who in the judgment of the Committee contribute significantly to the success and growth of the Company.

The 2004 Plan is an omnibus long-term incentive plan with 1,100,000 shares of the Company’s $1.00 par value Common Stock to be reserved, with an annual “run rate” cap of 1.5% of Common Stock outstanding. As of March 1, 2004, the market value of the Company’s Common Stock was $22.08 per share. The 2004 Plan will provide sufficient shares to fund grants for at least three years and will provide multiple award vehicles in addition traditional option grants: deferred shares or units, performance contingent restricted stock or units, stock appreciation rights, and time-based restricted stock. The Plan provides the ability to have a strong pay and performance linkage such that at least a portion of future long-term incentive awards for executives may be tied to performance-contingent vesting and/or performance-accelerated vesting with long “cliff” vesting.

The Committee and the Board are committed to long-term employee stock ownership, and the Chief Executive Officer and the other named executive officers have significant equity ownership. The time-based restricted Stock Awards provided for in the 2004 Plan further emphasizes long-term equity ownership. The Committee will continue to monitor ownership levels and may consider ownership guidelines or mandatory-holding periods in the future if deemed necessary.

Under the Company’s 1998 Plan, approximately 511,000 stock options were awarded to employees and Non-Employee Directors in 2003. Under the 2004 Plan, however, the Compensation Committee (the “Committee”) presently intends to award restricted shares (which may be performance-based restricted shares) to key employees beginning in 2004 in lower amounts than the amounts of stock options previously awarded. Stock options will continue to be awarded in 2004. Some of these options will be granted under the 1998 Plan and others will be granted under the 2004 Plan.

The Board of Directors adopted the 2004 Plan, subject to approval of the Company’s shareholders. The Board of Directors believes that it is desirable to change the Company’s equity compensation program and recommends that shareholders vote FOR approval of the 2004 Plan. The 2004 Plan will become effective upon approval by the Company’s shareholders.

The following is a brief summary of the material provisions of the 2004 Plan, which summary is qualified in its entirety by reference to the copy of the 2004 Plan, attached to this Proxy Statement as Appendix B.

General Information

The 2004 Plan provides for equity compensation awards in the form of stock options, stock appreciation rights, restricted stock and restricted stock units, deferred shares and deferred stock units, dividend equivalent rights, and performance awards (collectively, “Awards”) to eligible employees, Non-Employee Directors, consultants or advisors to the Company or a subsidiary thereof. As of February 29, 2004, there are 8 Non-Employee Directors, 14 principal corporate officers and approximately 4,100 employees other than principal corporate officers who are eligible to receive Awards under the 2004 Plan.

Common Shares Available under the 2004 Plan

The 2004 Plan authorizes 1.1 million common shares for grants of Awards, of which no more than 500,000 shares may be actually issued or transferred upon the exercise of Incentive Stock Options. The common shares offered under the 2004 Plan may be authorized but unissued shares, treasury shares or any combination thereof. To the extent that any Award based on common shares expires or terminates without having been exercised in full, is forfeited or is settled in cash, the common shares subject to that Award will be available for other Awards. Also, to the extent that an option is exercised by tendering common shares as payment of the exercise price and/or required tax withholding, the maximum number of shares available under the 2004 Plan will be increased by the number of shares so tendered.

The 2004 Plan provides that the maximum number of common shares with respect to which options, stock appreciation rights or performance-based awards may be granted to any single participant in any calendar year may not exceed 100,000. The amount that any single participant may receive in any calendar year for performance units settled in cash may not exceed $1,000,000.

Fair market value under the 2004 Plan is generally equal to the closing sales price at which common shares of the Company were traded on the New York Stock Exchange on the relevant date (or if there were no reported sales on that date, on the most recent date on which sales were reported). As of March 1, 2004, the fair market value of a common share of the Company was $22.08.

Plan Administration

The 2004 Plan will be administered by the Committee, which will consist solely of not less than three Non-Employee Directors, all of whom shall (i) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act; (ii) be “outside directors” within the meaning of Section 162(m); and (iii) otherwise meet any “independence” requirements promulgated by any stock exchange on which the shares are listed. The members of the Committee shall be appointed by and serve at the pleasure of the Board. Furthermore, the Board retains the right to make Awards under the 2004 Plan.

The Committee has the authority, among other things, to select the individuals, to whom, and the time or times at which, Awards will be granted, the type of Awards to be granted, the number of common shares to be subject to each grant, the terms and conditions of each Award, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the 2004 Plan.

The Committee cannot make any adjustment (other than in connection with a stock dividend, recapitalization or other transaction where an adjustment is permitted or required under the terms of the 2004 Plan) or amendment where the adjustment or amendment would reduce or have the effect of reducing the exercise price of an option previously granted under the 2004 Plan, whether through amendment, cancellation, replacement grants or other means, unless the Company’s shareholders have approved the adjustment or amendment.

Awards under the 2004 Plan

Stock Options

The 2004 Plan provides both for incentive stock options as defined under Section 422 of the Code (“ISOs”) and non-qualified stock options (“Non-Qualified Options”) (collectively, “Options”). In general, the 2004 Plan provides that the purchase price for all common shares covered by each Option granted cannot be less than 100% of the fair market value of the common shares on the date of grant. In the case of any ISO granted to an individual who, on the effective date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any subsidiary of the Company (a “10% Shareholder”), the exercise price per share must be at least 110% of the fair market value of the common shares on the date of grant.

The purchase price for common shares covered by an Option must be paid in full at the time of exercise of the Option by cash or cash equivalents or, subject to certain limitations, by the delivery of common shares of the Company having a fair market value on the date of exercise equal to the exercise price or by a combination thereof.

Notwithstanding the designation of an Option as an ISO, to the extent that the aggregate fair market value (determined as of the date the ISOs are granted) of the common shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under all stock option plans maintained by the Company exceeds $100,000, such Options will be treated as Non-Qualified Options.

The Committee has the authority to determine the term of an Option, up to a maximum of 10 years (5 years in the case of an ISO granted to a 10% Shareholder), and each Option will be exercisable as determined by the Committee. The Committee may accelerate the exercisability of an Option at any time.

Stock Appreciation Rights

A stock appreciation right (“SAR”) may be granted under the 2004 Plan. The Committee will determine the exercisability, vesting and duration of a SAR, provided that the maximum term of a SAR may not exceed 10 years.

Upon exercise of a SAR, the grantee will receive cash, common shares, or a combination of both equal to the product of (1) the excess of the fair market value of a common share on the date the SAR was exercised over the base price specified in the SAR Award Agreement; and (2) the number of shares as to which the SAR is being exercised. At the time of grant, the Committee may place a limitation on the amount payable upon exercise of a SAR. On or after the time of the grant, the Committee may provide for the payment of dividend equivalents on stock appreciation rights in cash or shares on a current, deferred or contingent basis.

Restricted Stock

The 2004 Plan provides for Awards of restricted stock, which will contain such restrictions, terms and conditions as the Committee shall determine. Unless the Committee determines otherwise, the grantee of an Award of restricted stock will have the right to vote the shares and to receive all dividends and other distributions on the shares prior to vesting. Unless the Committee determines otherwise, the shares of restricted stock will be forfeited by the grantee if the grantee ceases to be employed by the Company or one of its subsidiaries prior to the end of the applicable restriction period.

Restricted Stock Units

The Committee may make Awards of stock units under the 2004 Plan which will represent the right of the grantee to receive a payment upon vesting or on any later date specified by the Committee equal to the fair market value of common shares. The Committee may provide for the settlement of stock units in cash, common shares, other securities or other property. Unless the Committee determines otherwise, Restricted Stock Units will terminate if the grantee ceases to be employed by the Company or one of its subsidiaries prior to the end of the applicable restriction period.

Deferred Shares and Deferred Stock Units

The Committee may make a deferred share or deferred stock unit award under the 2004 Plan, which will contain such restrictions, terms and conditions as the Committee shall determine including the deferral period and any vesting restrictions. During the deferral period, the participant will not have any rights under the award to transfer any right of ownership in the deferred shares, or to vote such shares, but the Committee may authorize the payment of dividends on the deferred shares in cash or additional stock on a current or deferred basis. Unless the Committee determines otherwise, all deferred shares and deferred stock units will terminate if the participant ceases to be employed by the Company or one of its subsidiaries prior to the end of the applicable restriction period.

Performance Award

Performance Awards consist of a right that is (i) denominated in cash and/or shares; (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during the applicable performance periods as the Committee shall establish; and (iii) payable at such time and in such form as the Committee will determine. The Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment of any Performance Award. Payment of Performance Awards may be made in a lump sum or in installments following the close of the performance period or on a deferred basis.

Dividend Equivalent Rights

Dividend equivalent rights may be granted in conjunction with another Award (other than an Option). Grantees of dividend equivalent rights will be entitled to receive payments in single or multiple installments, as determined by the Committee, equivalent to all or some portion of the cash dividends payable with respect to common shares (as specified in the applicable Award agreement). Payments may be made in cash, common shares, other securities or other property or a combination thereof. Amounts payable in respect of dividend equivalent rights may be payable currently or, if so determined by the Committee, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the dividend equivalent rights relate. If the amounts payable are deferred, the Committee will determine whether the deferred amounts are to be held in cash, reinvested in shares or, if the dividend equivalents are credited in connection with a Performance Award, credited as additional Performance Awards and paid if and when the underlying Award is paid.

Performance-Based Awards

Performance Objectives applicable to performance shares or performance units may be expressed in terms of sales or revenues; gross margin or pre-tax margin; earnings before interest, taxes, depreciation and/or amortization; operating income or profit; operating efficiencies; return on equity, return on assets, return on capital, return on capital employed, return on investment; after tax operating income; net income; earnings per share; book value per share; cash flow(s); stock price; total shareholder return; strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures; or other performance goals established by the Committee (the “Performance Objectives”). Prior to the lapse of restrictions on performance awards and any resulting payout to an individual who is subject to Section 162(m), the Committee must certify the extent to which the Performance Objectives have been satisfied.

Performance-Based Compensation

Unless, and except to the extent that the Committee determines otherwise, each Option, SAR, performance share and performance unit granted under the 2004 Plan is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code and the regulations thereunder. The Committee will not be entitled to exercise any discretion otherwise authorized under the 2004 Plan with respect to Awards intended to constitute performance-based compensation (within the meaning of such Code Section) if the ability to exercise or the exercise of the discretion would cause the compensation attributable to the Awards to fail to qualify as performance-based compensation.

Non-Employee Director Awards

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Deferred Shares of Deferred Stock Units. Non-Employee Directors currently are required to receive one-half of their annual retainers in Company common stock. Under the 1998 Plan Non-Employee Directors receive automatic grants of non-qualified stock options.

Deferral of Payments or Vesting

The Committee may provide for the deferral of the issuance or vesting in common shares or the payment of cash in respect of an Award granted under the Plan. The terms of any such deferral will be set forth in the applicable Award agreement.

Amendment and Termination

The Board of Directors may amend or terminate the 2004 Plan at any time, subject to the requirements of applicable law and applicable securities exchange regulations; provided that, without Shareholder approval, the Board may not increase the maximum number of shares available for issuance under the Plan (other than an increase resulting from a change in capitalization) or change the class of employees eligible to receive ISOs. However, the Board cannot make any change in the Awards that will impair the rights of the grantee therein without the consent of the grantee.

New Plan Benefits

The number and type of Awards that will be granted under the 2004 Plan are not determinable, as the Committee will make these determinations in its sole discretion.

Change in Control

At the Committee’s discretion, any Award may provide for immediate vesting or lapse of all restrictions in the event of a “Change in Control” (as defined in the 2004 Plan).

Adjustments

The 2004 Plan provides that the Committee will determine the appropriate adjustments, if any, to outstanding Awards and the shares available for future Awards in connection with a reclassification, recapitalization, stock dividend, stock split, reverse stock split, combination or reclassification of shares, or other unusual or non-recurring event affecting the Company or any of its subsidiaries or its other financial condition (such as a merger, spin-off or other change in corporate structure) (a “Change in Capitalization”).

Transferability

Awards granted under the 2004 Plan have transfer restrictions as provided for in the 2004 Plan. Non-Qualified Options, at the discretion of the Committee, may be transferred to or for the benefit of a participant’s immediate family, but ISOs may be transferred only by will or the laws of descent and distribution. The other Awards granted under the 2004 Plan are generally non-transferable.

Termination of Employment

The Committee has the full power and authority to determine the terms and conditions that apply to any Award upon a termination of employment and will provide such terms in the applicable Award Agreement.

Tax Withholding

If a grantee recognizes taxable income in connection with the receipt of common shares or cash under the 2004 Plan, the grantee may be required to pay to the Company or its applicable subsidiary the federal, state and local taxes and other amounts required from any compensation payable to the grantee (including under any Award) to be withheld by the Company in connection with such receipt prior to the issuance of the shares or payment of the cash. The Company is authorized to withhold from any compensation payable to the grantee (including under any Award) cash or a portion of the common shares issuable with a fair market value equal to the amount of withholding taxes in satisfaction of the obligation to pay the withholding taxes.

Federal Income Tax Consequences

Based on current provisions of the Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences in respect of Options granted under the 2004 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof.

ISOs

All incentive stock options granted or to be granted under The 2004 Plan are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. The exercise of an ISO may result in alternative minimum taxable income liability in the year of exercise.

Upon disposition of common shares acquired from the exercise of an ISO, if the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee) long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year of the date of the transfer of the common shares to the optionee (a “Disqualifying Disposition”), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the common shares have been held. The Company is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of common shares acquired pursuant to the exercise of an ISO, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

The 2004 Plan permits an optionee to pay all or part of the purchase price for common shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company common stock owned by the optionee, and Section 422 of the Code provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to the Company as payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid) and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred and, thus, whether ordinary income will be recognized. In such case, the optionee’s basis in the number of new common shares so acquired that is equal to the number of common shares surrendered will be equal to the optionee’s cost basis in the common shares surrendered plus the amount of ordinary income recognized. The optionee’s basis in the additional number of new common shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered common shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

In general, an option granted under the 2004 Plan that is designated as an ISO will be taxed as described above. However, in some circumstances an option that is designated as an ISO will be treated as a Non-Qualified Option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an ISO are met on the date the “new option” is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a Non-Qualified Option. In addition, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which ISOs granted under the 2004 Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Any excess over such amount will be deemed to be related to and part of a Non-Qualified Option.

Non-Qualified Options

All options granted under the 2004 Plan that do not qualify as ISOs are Non-Qualified Options not entitled to special tax treatment under Section 422 of the Code.

An optionee receiving a Non-Qualified Option does not recognize taxable income on the date of grant of the Non-Qualified Option, provided that the Non-Qualified Option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the Non-Qualified Option in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable information reporting requirements.

Common shares acquired upon the exercise of a Non-Qualified Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the common shares for one year or less.

If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering the previously acquired common shares to the Company. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

Tax Treatment Upon a Change in Control

If Options under the 2004 Plan vest or are paid on an accelerated basis upon a Change in Control, some or all of the value of that acceleration may be considered an “excess parachute payment” under 280G of the Code, which would result in the imposition of a 20% federal excise tax on the recipients of the excess parachute payments and a loss of the Company’s deduction for the excess parachute payments.

Stock Appreciation Rights, Performance Awards, Restricted Stock Units, Deferred Shares and Deferred Stock Units

On the exercise of a stock appreciation right or upon the receipt of cash, common stock or other securities or other property with respect to a performance award, restricted stock unit, deferred share or deferred stock unit, the participant will recognize taxable ordinary income in an amount equal to the sum of the cash and the fair market value of the stock, other securities or other property, if any, received (determined as of the date of exercise of the stock appreciation right or the date of receipt of cash or common stock with respect to the performance award, restricted stock unit, deferred share or deferred stock unit). A 2004 Plan participant will not recognize a loss on the termination of an unexercised stock appreciation right, performance award, restricted stock unit, deferred share or deferred stock unit received under the 2004 Plan. Dividends paid on the deferred shares during the deferral period will be taxed to the participant as additional compensation. The basis in common shares, if any, so acquired, will be equal to the fair market value of the shares on the participant’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

Restricted Stock

Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests or becomes transferable free of a substantial risk of forfeiture, a participant will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock on the date the shares vest or become transferable over (ii) the price, if any, paid for such restricted stock. An employee may, however, elect to recognize income as of the date of grant of the restricted stock in an amount equal to (i) the excess of the fair market value of the restricted stock on the date of grant over (ii) the price, if any, paid for the restricted stock (“Section 83(b) Election”). If such a Section 83(b) Election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, a participant making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The participant will not be able to recognize a loss for tax purposes with respect to the excess of the fair market value over the purchase price that was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the participant either as additional compensation or, if the participant has made a Section 83(b) Election, as dividend income. The basis in common shares, if any, so acquired, will be equal to the fair market value of the shares on the participant’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

Dividend Equivalent Rights

Dividends or cash, common shares, other securities or other property received in lieu of a dividend will be taxed to the participant as compensation income, unless, as discussed above, the dividend or dividend equivalent right is received with respect to restricted stock for which the participant has made a Section 83(b) Election.

Performance Based Compensation

Section 162(m) of the Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of the Company’s chief executive officer and its four other most highly compensated executive officers. Compensation that qualifies as “performance-based compensation” is not subject to the $1 million limit. It is anticipated that, in general, the Committee will operate the 2004 Plan in a manner designed to avoid loss of the Company’s tax deduction relating to Options because of Section 162(m).

Vote Required

A majority of all the votes cast at the Annual Meeting once a quorum is present will be sufficient to approve the 2004 Plan. Under Maryland law, the effect of an abstention is the same as a “no” vote. Broker non-votes are prohibited with respect to this matter.

Equity Compensation Plan Information

Number of securities
remaining available
for future issuance
under equity
	Number of securities		compensation
	to be issued upon	Weighted-average	plans (excluding
	exercise of	exercise price of	securities reflected in
	outstanding options	outstanding options	Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,691,500	$14.53	68,050
Equity compensation plans not approved by security holders	—	—	—

Total	2,691,500	$14.53	68,050

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADOPT THE 2004 LONG — TERM INCENTIVE PLAN.

Unless otherwise indicated, the persons named in the form of proxy will vote all shares in favor of the proposal to adopt the 2004 Plan.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, at 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342, no later than November 29, 2004, to be eligible for our proxy statement and proxy relating to that meeting.

In connection with the Company’s Annual Meeting of Shareholders to be held in 2005, if the Company does not receive notice of a matter or proposal to be considered by February 18, 2005, then the persons appointed by the Board of Directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at the annual meeting.

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of the Company’s common stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2003 Annual Report. We will promptly deliver an additional copy of either document to you if you write us at the following address: 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342 — Attention: Shareholder Relations.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report to Shareholders for the year ended December 31, 2003, which includes certain financial information about the Company, is being mailed to shareholders together with this Proxy Statement. Additional copies of the Annual Report, along with copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to shareholders upon written request to Shareholder Relations, Haverty Furniture Companies, Inc., 780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342. These documents and other information may also be accessed from the Company’s Web site at www.havertys.com.

OTHER MATTERS

     As of the date of this Proxy Statement, we do not know of any matters, other than those stated above, that may come before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By Order of the Board of Directors

Jenny Hill Parker
Vice President,
Secretary and Treasurer

April 8, 2004
Atlanta, Georgia

APPENDIX A

AUDIT COMMITTEE CHARTER

Organization

This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be Members of, and appointed by, the Board of Directors and shall comprise at least three Directors, each of whom are independent of Management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its Subsidiaries, and meet the independence requirements of the Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. All Committee Members shall be financially literate, and at least one Member shall be an “Audit Committee financial expert,” as defined by SEC regulations.

Purpose

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditor; the independent auditor’s qualifications and independence; and the Company’s compliance with legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, the internal auditors, and Management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company, and for implementing and maintaining internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will endeavor to take appropriate actions to set the overall Corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Committee may amend or supplement them as appropriate.

•	The Committee shall be directly responsible for the appointment, approving the compensation, retention, and termination of the independent auditor and the independent auditor must report directly to the Audit Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between Management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services and fees provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The decisions of the Chairman of the Audit Committee to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

•	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•	After reviewing the foregoing report and the independent auditor’s work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of Management and the Company’s personnel responsible for the internal audit function.

•	The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•	The Committee shall discuss with the Vice President, Internal Audit and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall discuss and review reports on the Company’s internal system of financial controls and the results of internal audits.

•	The Committee shall review with Management and the independent auditor the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). The Committee’s review of the financial statements shall include major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any specific remedial actions adopted in light of material control deficiencies, discussions with Management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements, consideration of the judgment of both Management and the independent auditors about the quality, not just the acceptability of accounting principles, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•	The Committee shall receive a report from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material communications between the independent auditor and Management.

•	The Committee shall regularly review with the independent auditor any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or access to requested information, and Management’s response. The Committee shall review any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise); and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

•	The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with Management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•	The Committee shall discuss with Management and the independent auditor, as appropriate, earnings press releases, as well as financial information and earnings guidance provided to analysts and to rating agencies.

•	The Committee shall meet separately periodically with Management, the Vice President, Internal Audit, and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the Vice President, Internal Audit, and the independent auditor to meet privately with the members of the Committee.

•	The Committee shall discuss with Management and the independent auditor, as appropriate, any audit problems or difficulties and Management’s response. Also, the Committee shall discuss with Management, the Vice President, Internal Audit, and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s major financial risk exposure and the policies and procedures to assess, monitor, and mitigate such exposure.

•	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•	The Committee shall discuss with Management, the Vice President, Internal Audit, and the independent auditor the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by Management of the Company in connections with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with Management, the Vice President, Internal Audit, and the independent auditor any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC.

•	The Committee shall set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and stock exchange listing standards.

•	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures.

•	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall be responsible for its report that is included in the Company’s Annual Proxy Statement, as required by SEC regulations.

•	The Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance self-evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board of Directors.

APPENDIX B

HAVERTY FURNITURE COMPANIES, INC.

2004 LONG-TERM INCENTIVE PLAN

HAVERTY FURNITURE COMPANIES, INC.
2004 LONG-TERM INCENTIVE PLAN

SECTION 1 - Purpose

This plan shall be known as the “Haverty Furniture Companies 2004 Long-Term Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Haverty Furniture Companies, Inc., (the “Company” or “Havertys”), and its shareholders by (i) attracting and retaining officers, employees, and non-employee directors of the Company and its Subsidiaries, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals and increased shareholder value, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking compensation to the long-term interests of shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code (as defined below), the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2 - Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Share, Deferred Stock Unit, or Performance Award granted under the Plan, whether singly or in combination, to a Participant pursuant to such terms, conditions, restrictions and/or limitations, if any, as may be established at the time of grant or such other time as permitted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, notice or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Base Price” shall mean the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) a Participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) the engaging by a Participant in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) a Participant’s failure to perform his or her duties to the Company or its Subsidiaries; (iv) a Participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which the Company or any of its Subsidiaries or affiliates is a member; (v) a Participant’s violation of any policy of the Company or its Subsidiaries concerning hedging or confidential or proprietary information, or a Participant’s material violation of any other policy of the Company or its Subsidiaries as in effect from time to time; (vi) the engaging by a Participant in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (vii) the engaging by the Participant in any conduct detrimental to the Company or its Subsidiaries. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, the occurrence of any one of (and shall be deemed to have occurred on the date of the earliest to occur of) the following events:

(i)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii)	any “Person” (for purposes of this definition only, as defined under Section 3(a)(9) of the Exchange Act as used in Section 13(d) or Section 14(d) of the Exchange Act), excluding Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators, and representatives, as well as family trusts and similar entities (such as family partnerships) for the benefit of such persons, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by an employee stock ownership or employee benefit plan or trust sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) hereof);

(iii)	the approval by shareholders of the Company and consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”); unless immediately following such Business Combination: (A) at least 75% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no Person (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators, and representatives, as well as family trusts and similar entities (such as family partnerships) for the benefit of such persons, or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation ), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred solely because any Person acquires beneficial ownership of more than twenty percent (20%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean a committee of the Board composed solely of not less than three Non-Employee Directors, all of whom shall (i) satisfy the requirements of Rule 16b-3(b)(3) of the Exchange Act, (ii) be “outside directors” within the meaning of Section 162(m) and (iii) otherwise meet any “independence” requirements promulgated by any stock exchange on which the shares are listed. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

“Company” shall mean Haverty Furniture Companies, Inc., a Maryland corporation, and its successors and assigns.

“Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

“Deferral Period” shall mean the period of time during which Deferred Stock Units are subject to deferral limitations enumerated in Section 9 of this Plan.

“Deferred Share” shall mean any Share pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Deferred Stock Unit” shall mean any unit pursuant to Section 9 of this Plan providing the right to receive Shares at the end of a specified Deferral Period.

“Disability” shall mean, unless otherwise defined in the applicable Award Agreement, total and permanent disability as defined in Section 22(e)(3) of the Code.

“Dividend Equivalents” shall mean amounts equivalent to the dividends paid on Shares of common stock. They may be granted in connection with Awards denominated in notional Shares, or they may be granted on a freestanding basis.

“Employee” shall mean an employee of any Employer.

“Employer” shall mean the Company or any Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to the Shares, shall mean, as of any date, (i) the closing sales price at which Shares were sold on the New York Stock Exchange, or, if the shares are not listed on the New York Stock Exchange, on any other such exchange on which the Shares are traded, on such date, or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” or “ISO” shall mean any Option that is intended to qualify as an “Incentive Stock Option” under Section 422 of the Code or any successor provision.

“Key Employee” shall mean an employee of Havertys or any Subsidiary or Parent Corporation who, in the judgement of the Committee acting in its absolute discretion, is key to the business performance and success of Havertys.

“Non-Employee Director” shall mean a member of the Board who is not an Employee and who has not been an officer of the Company or any of its Subsidiaries.

“Non-Qualified Stock Option” or “NQSO” shall mean any Option that is not intended to qualify as an Incentive Stock Option.

“Normal Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries in accordance with the terms of the applicable Company retirement plan at or after attainment of age 65, or if a Participant is not covered by any such plan, retirement on or after attainment of age 65.

“Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 or 11 of the Plan.

“Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

“Participant” shall mean any Employee, Non-Employee Director, consultant or advisor who receives an Award under the Plan; provided that only Employees shall be eligible to receive grants of Incentive Stock Options; provided further, that consultants or advisors shall be eligible for Awards under the Plan only if (i) they are natural persons; (ii) they provide bona fide services to the Company or any of its Subsidiaries; and (iii) the services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Performance Award” shall mean any right granted under Section 10 of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Haverty Furniture Companies, Inc. 2004 Long-Term Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 or 11 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 or 11 of the Plan.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

“Section 162(m)” shall mean Section 162(m) of the Code and the rules promulgated thereunder or any successor provision thereto as in effect from time to time.

“Shares” shall mean shares of the common stock, $1.00 par value, as adjusted from time to time for stock splits or reverse stock splits, of the Company.

“Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

“Stock Appreciation Rights” shall mean a right granted under Section 7 of this Plan.

“Subsidiary” shall mean any Person which is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

“Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company or one of its Subsidiaries combines.

“Termination of Employment” shall mean the termination of the employee-employer relationship between a Participant and the Employer for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Workforce Reduction or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Participant by another Employer; (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship; and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by an Employer with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions with respect to Awards under this Plan relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether particular leaves of absence constitute Terminations of Employment for purposes of this Plan. However, notwithstanding any provision of this Plan, an Employer has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without Cause.

“Workforce Reduction” shall mean any termination of the employee-employer relationship between a Participant and the Employer as a result of the discontinuation by the Company of a business or line of business or a realignment of the Company, or a part thereof, or any other similar type of event, provided that the Committee or the Board has designated such discontinuation, realignment or other event as a “Workforce Reduction” for purposes of this Plan.

SECTION 3 - Administration

(A)	Authority of Committee. Except as provided by Section 11 hereof, the Plan shall be administered by the Committee, it being understood that the Board retains the right, at its option, to make Awards under the Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6 (B) hereof, amend or modify the terms of any Award after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan subject to the exclusive authority of the Board under Section 15 hereunder to amend, suspend or terminate the Plan.

(B)	Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the

Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including any Employer, any Participant, any holder or beneficiary of any Award, any Employee, and any Non-Employee Director.

(C)	Action by the Committee. Except as otherwise provided by the Board, the provisions of this Section 3(C) shall apply to the Committee. The Committee shall select one of its members as its chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

(D)	Delegation. Subject to the terms of the Plan, the Board or the Committee may, to the extent permitted by law, delegate to (i) a subcommittee of the Committee, (ii) one or more officers or managers of an Employer or (iii) a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate, Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section, and who are not Covered Officers.

(E)	Indemnification. No member of the Board or the Committee or any Employee (each such person a “Covered Person”) shall have any liability to any person (including any grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Charter or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

SECTION 4 - Shares Available for Awards

(A)	Shares Available. Subject to the provisions of Section 4(B) hereof, the stock to be subject to Awards under the Plan shall be Shares and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,100,000. The number of shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options may not exceed 500,000, subject to adjustment as provided in Section 4(B) of the Plan. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares by the Participant or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company from the total number of Shares that otherwise would have been delivered to the Participant, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(B) hereof, the number of Shares with respect to which Options or Stock Appreciation Rights may be granted to any one Participant in any one calendar year shall be no more than 100,000 Shares.

(B)	Adjustments. The number of Shares covered by each outstanding Award, the number of Shares available for Awards, the number of Shares that may be subject to Awards to any one Participant, and the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, and may be proportionately adjusted, as determined in the sole discretion of the Board, for any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or to reflect any distributions to holders of Shares other than regular cash dividends. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. After any adjustment made pursuant to this paragraph, the number of Shares subject to each outstanding Award shall be rounded to the nearest whole number.

(C)	Substitute Awards. To the extent permitted by applicable law, any Shares issued by the Company as Substitute Awards shall not reduce the Shares available for Awards under the Plan.

(D)	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5 - Eligibility

Any Employee (including any officer or employee-director of an Employer), Non-Employee Director, consultant or advisor (subject to the limitations set forth in the definition of “Participant” in Section 2) shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted pursuant to Section 11 hereof.

SECTION 6 - Stock Options

(A)	Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of an Option. A person who has been granted an Option under this Plan may be granted additional Options under the Plan if the Committee shall so determine. Options granted under this Plan may be Incentive Stock Options, Non-Qualified Stock Options or a combination of the foregoing, provided that Incentive Stock Options may be granted only to Employees. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all Plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

(B)	Option Price. The Committee, in its sole discretion, shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option (the “Grant Date”). Notwithstanding the prior sentence, the Option Price of an Option may be less than 100% of the Fair Market Value of the Shares on the Grant Date if (i) the grantee of the Option has entered into an agreement with the Company pursuant to which the grant of the Option is in lieu of the payment of compensation and (ii) the amount of such compensation when added to the Option Price of the Option equals at least 100% of the Fair Market Value of the Shares on the Grant Date. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the

Company or any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code), and an Incentive Stock Option is granted to such Employee, the Option Price shall be no less than 110% of the Fair Market Value of the Shares on the Grant Date. Notwithstanding the foregoing and except as provided by the provisions of Sections 4(B) and 15(C) hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, without shareholder approval.

(C)	Term. Subject to the Committee’s authority under Section 3(A) hereof, each Option and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted; provided, however, that if an Incentive Stock Option is granted to an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation (within the meaning of Section 424(e) of the Code), the term of such Incentive Stock Option shall be no more than five years from the date of grant.

(D)	Transfer Restrictions. Except as otherwise provided in this Section 6(D), no Option shall be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution). The Committee may in its discretion permit the transfer of a Non-Qualified Stock Option by a Participant to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The foregoing right to transfer the Non-Qualified Stock Option shall apply to the right to consent to amendments to any Award Agreement evidencing such Option and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with such Option. For purposes of this paragraph, the term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adopted relations, sisters, brothers, grandchildren and step-grandchildren.

(E)	Exercise.

(i)	Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option will be exercisable in full at any time or from time to time during the term of the Option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option as the Committee may determine.

(ii)	The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws, as determined by the Committee in its sole discretion.

(iii)	An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option, delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(iv)	Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by tendering, either by way of actual delivery of Shares or attestation, whole Shares that have been owned by the Option holder for not less than six (6) months, if acquired directly from the Company, or that have been owned for any period of time, if acquired on the open market, prior to the date of exercise, valued at the Fair Market Value of such Shares on the date of exercise, together with any applicable withholding taxes, (ii) by a combination of such cash (or cash equivalents) and such Shares or (iii) by such other method of exercise as may be permitted from time to time by the Committee; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and at the discretion of the Committee, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement or program. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares and shall not be entitled to any dividend or distribution the record date of which is prior to the date of issuance of such Shares.

(v)	Notwithstanding anything in this Plan to the contrary, a Participant shall be required to pay to the Company an amount equal to the spread realized in connection with the Participant’s exercise of an Option within six months prior to such Participant’s termination of employment by resignation in the event that such Participant, within six months following such Participant’s termination of employment by resignation, engages directly or indirectly in any activity determined by the Committee, in its sole discretion, to be competitive with any activity of the Company or any of its Subsidiaries. This subsection (v) shall be void and of no legal effect upon a Change in Control.

SECTION 7 - Stock Appreciation Rights

(A)	Grant.

(i)	The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right provides a Participant the right to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)	Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, Shares, or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue Shares or other equity securities in lieu of cash;

(b)	Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date;

(c)	Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable;

(d)	Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control of the Company or other similar transaction or event;

(e)	On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of Dividend Equivalents thereon in cash or Shares on a current, deferred or contingent basis;

(f)	Each grant shall be evidenced by an agreement executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee, which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan;

(g)	Each grant of a Stock Appreciation Right shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of the Shares on the Grant Date. Successive grants of Stock Appreciation Rights may be made to the same Participant regardless of whether any Stock Appreciation Rights previously granted to such Participant remain unexercised. Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the Stock Appreciation Rights or installments thereof shall become exercisable, and any grants may provide for the earlier exercise of such rights in the event of a Change in Control of the Company or other similar transaction or event. No Stock Appreciation Right granted under this Plan may be exercised more than ten (10) years from the Grant Date.

SECTION 8 - Restricted Stock and Restricted Stock Units

(A)	Grant.

(i)	Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Stock and Restricted Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)	Each Restricted Stock or Restricted Stock Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Restricted Stock or Restricted Stock Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Stock or Restricted Stock Unit Award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock and Restricted Stock Unit Awards.

(B)	Delivery of Shares and Transfer Restrictions. The Company may implement the grant of a Restricted Stock Award by (i) book-entry issuance of Shares to the Participant in an account maintained by the Company at its transfer agent or (ii) delivery of certificates for Shares to the Participant who must execute appropriate stock powers in blank and return the certificates and stock powers to the Company. Such certificates and stock powers shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and the certificate shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise determined by the Committee, the grantee shall have all rights of a shareholder with respect to the shares of Restricted Stock, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) in the case of certificated Shares, the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; and (iii) except as otherwise determined by the Committee, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of one or more Employers for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Stock Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Stock Awards shall be subject to the same restrictions, terms and conditions as such Restricted Stock.

(C)	Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Stock Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Stock Award or in the Plan shall lapse as to the restricted Shares subject thereto, and, if certificated, a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend imposed thereon by the Committee as described in the second sentence of Subsection (B) of this Section 8, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

(D)	Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on any Restricted Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Restricted Stock Units then credited to him. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the applicable restricted period and the fulfillment of any other restrictive conditions relating to the Restricted Stock Unit Award. Except as otherwise determined by the Committee, all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of one or more Employers for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.

SECTION 9 - Deferred Shares and Deferred Stock Units

(A)	Grant.

(i)	Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Deferred Shares and/or Deferred Stock Units shall be granted, the number of shares of Deferred Shares and/or Deferred Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Deferred Shares and/or Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Deferred Shares and/or Stock Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(ii)	Each Deferred Stock Share or Deferred Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such Deferred Share or Deferred Stock Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of one or more Employers in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Deferred Share or Deferred Stock Unit Award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that, if satisfied, will result in the lapsing of any applicable forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Deferred Shares or Deferred Stock Unit Awards.

(iii)	Each grant shall provide that the Deferred Shares and/or Deferred Stock Units covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant may provide for the earlier termination of such period in the event of a Change in Control of the Company or other similar transaction or event.

(iv)	During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares, but the Committee may on or after the Grant Date authorize the payment of Dividend Equivalents on such Shares in cash or additional Shares on a current or deferred basis.

(v)	Any grant or the vesting thereof may be further conditioned upon the attainment of performance goals established by the Committee in accordance with the applicable provisions of Section 10 of the Plan regarding Performance Awards. Except as otherwise determined by the Committee, all Deferred Shares or Deferred Stock Units and all rights of the Participant to such Deferred Shares or Deferred Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of one or more Employers for the entire Deferral Period in relation to which such Deferred Shares or Deferred Stock Units were granted and unless any other restrictive conditions relating to the Deferred Shares or Deferred Stock Units are met.

(B)	Payment of Deferred Stock Units. Each Deferred Stock Unit shall have a value equal to the Fair Market Value of a Share. Deferred Stock Units shall be paid in Shares at the end of the designated Deferral Period and the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The Committee may, in its sole and absolute discretion, credit Participants with dividend equivalents on any Deferred Stock Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units based upon the Fair Market Value of a Share on the date of such crediting. Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of, in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution) until the expiration of the applicable restricted period and the fulfillment of any other restrictive conditions relating to the Deferred Stock Unit Award.

SECTION 10 - Performance Awards

(A)	Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash and/or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. The Committee may, in its sole and absolute discretion, designate whether any Performance Award being granted to any Participant is intended to be “performance-based compensation” as that term is used in Section 162(m). Any Performance Awards designated by the Committee as “performance-based compensation” shall be subject to the terms and provisions of Section 12 hereof.

(B)	Terms and Conditions. Subject to the terms of the Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may change specific provisions of the Performance Award, provided, however, that such change may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the change.

(C)	Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. If a Participant ceases to be employed by any Employer during a performance period because of death, Disability, Retirement or other circumstance in which the Committee in its discretion finds that a waiver would be appropriate, that Participant, as determined by the Committee, may be entitled to a payment of a Performance Award, or a portion thereof, at the end of the performance period; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate or desirable. Unless otherwise determined by the Committee, Termination of Employment prior to the end of any performance period will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, hedged or disposed of in any manner, whether voluntarily or involuntarily, including by operation of law (other than by will or the laws of descent and distribution).

SECTION 11 - Non-Employee Director Awards

The Board may provide that all or a portion of a Non-Employee Director’s annual retainer and/or meeting fees, or other forms of compensation, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Deferred Shares or Deferred Stock Units. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

SECTION 12 - Provisions Applicable to Covered Officers and Performance-Based Awards

Notwithstanding anything in the Plan to the contrary, unless the Committee determines otherwise, all performance-based Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards shall be subject to the terms and provisions of this Section 12.

(A)	Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards to Covered Officers shall vest or become exercisable upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 12, performance goals shall be limited to one or a combination of the following Employer or operating unit financial performance measures:

(i)	sales or revenues

(ii)	gross margin or pre-tax margin

(iii)	earnings before interest, taxes, depreciation and/or amortization

(iv)	operating income or profit

(v)	operating efficiencies

(vi)	return on equity, assets, capital, capital employed, or investment

(vii)	after tax operating income

(viii)	net income

(ix)	earnings or book value per Share

(x)	cash flow(s)

(xi)	stock price or total shareholder return

(xii)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures

(xiii)	except in the case of a Covered Officer, any other performance criteria established by the Committee

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (consolidated or unconsolidated) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.

(B)	The maximum annual number of Shares in respect of which all performance-based Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards may be granted to a Participant under the Plan is 100,000 and the maximum annual amount of any Awards settled in cash to a Participant under the Plan is $1,000,000.

(C)	To the extent necessary to comply with Section 162(m), with respect to performance-based Restricted Stock Awards, Restricted Stock Unit Awards and Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be permitted or such earlier time as may be required to meet the requirements of Section 162(m)), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 13 - Termination of Employment

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Employment and shall provide such terms in the Award Agreement. Notwithstanding the foregoing and subject to the limitation contained in the last sentence of Section 6(c) hereof, upon the Termination of Employment as a result of a Workforce Reduction of an Employee who has received an Award of Options, such Options shall expire on the date specified by the Committee at the time of the Termination of Employment.

SECTION 14 - Change in Control

At the Committee’s discretion, any Award may provide for the immediate vesting or lapse of all restrictions in the event of a Change in Control.

SECTION 15 - Amendment, Suspension and Termination

(A)	Termination, Suspension or Amendment of the Plan. The Board may amend, alter, modify, suspend, discontinue, or terminate the Plan or any portion thereof at any time, subject to all applicable laws and to the rules and regulations of the SEC and the New York Stock Exchange (or any successor organizations) respecting shareholder approval or other requirements; provided that, without shareholder approval the Board may not (1) increase the maximum number of Shares available for issuance under the Plan (other than increases due to changes in capitalization referred to in Section 4(B) hereof), or (2) change the class of Employees eligible for Incentive Stock Options. No such amendment, alteration, modification, suspension, discontinuation or termination shall materially and adversely affect any right acquired by any Participant or beneficiary of a Participant under the terms of an Award granted before the date of such amendment, alteration, modification, suspension, discontinuation or termination, unless such Participant or beneficiary shall consent.

(B)	Termination, Suspension or Amendment of Awards. Subject to the restrictions of Section 6(B) hereof, the Committee may waive any conditions or rights under, amend any terms of, or modify, alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary; provided, however, that it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 4 hereof does not materially and adversely affect any such rights.

(C)	Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(B) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee is required to make such adjustments pursuant to section 4(B) hereof or whenever the Board, in its sole discretion, determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, with respect to Awards intended to comply with Section 162(m), no such adjustment shall be authorized to the extent that such authority would be inconsistent with having either the Plan or any Awards granted hereunder meeting the requirements of Section 162(m).

SECTION 16 - General Provisions

(A)	Dividend Equivalents. In the sole and complete discretion of the Committee, an Award (other than an Option) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 hereof shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

(B)	No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees or Non-Employee Directors or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(C)	Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(D)	Withholding. A Participant may be required to pay to an Employer, and each Employer shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise, or payment of any Award.

(E)	Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Award and any rules applicable thereto. An Award shall be effective only upon delivery to a Participant, either electronically or by paper means, of an Award Agreement. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

(F)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval as such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(G)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of any Employer. Further, an Employer may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(H)	No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares are issued to such Participant, holder or beneficiary and such Participant, holder or beneficiary shall not be entitled to any dividend or distribution the record date of which is prior to the date of such issuance.

(I)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to the conflict of law principles thereof.

(J)	Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(K)	Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

(L)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(M)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(N)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(O)	Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns and the Participants and their legal representatives, and shall bind any successor of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations hereunder, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(P)	No Third Party Beneficiaries. Except as expressly provided herein or therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies hereunder or thereunder. The exculpation and indemnification provisions of Section 3(E) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

(Q)	Additional Transfer Restrictions. No transfer of an Award by a grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

SECTION 17 - Term of the Plan

(A)	Effective Date. The Plan shall be effective as of the date it has been approved by the Company’s shareholders (the “Effective Date”).

(B)	Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

HAVERTY FURNITURE COMPANIES, INC.	VOTE BY INTERNET — www.proxyvote.com
780 JOHNSON FERRY ROAD	Use the Internet to transmit your voting instructions and for electronic delivery of
SUITE 800	information up until 11:59 P.M. Eastern Time the day before the cut-off date or
ATLANTA, GA 30342	meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage- paid envelope we’ve provided or return to Haverty Furniture Companies, Inc., c/oADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	HAVER1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HAVERTY FURNITURE COMPANIES, INC.
The Board of Directors recommends a vote	02	0000000000 228170382043
FOR its nominees and FOR proposal 3.

Election of Directors	For	Withhold	For All	To withhold authority to vote for one or more
	All	All	Except	nominee(s), mark “For All Except” and write number(s) of the nominee(s) on the line below. _________________________________________________
	☐	☐	☐

1&2. To elect twelve directors of the Company for
terms of one year, and until their successors
are elected and qualified:

Holders of Class A Common Stock

01) Clarence H. Ridley	06) Mylle H. Mangum
02) John T. Glover	07) Clarence H. Smith
03) Rawson Haverty, Jr.	08) Al Trujillo
04) Fred L. Schuermann	09) Frank S. McGaughey, 111
05) Ben M. Haverty
Holders of Common Stock
10) L. Phillip Humann	12) Vicki R. Palmer
11) Terence F. McGuirk

Vote on Proposal For Against Abstain

3. To approve the Company’s 2004 Long-Term Incentive Plan	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated				Please date and sign exactly as name(s) appears above. When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.
☐

Please indicate if you would like to keep your vote	☐	☐
confidential under the current policy

[_______________________________]	Yes	No		_________________________________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

HAVERTY FURNITURE COMPANIES, INC.

Proxy Solicited on Behalf of the Board of Directors for
Annual Meeting of Shareholders to be held May 10, 2004

PROXY

By signing this proxy you appoint Jenny Hill Parker and Dennis L. Fink, or either of them, proxies with full power of substitution to represent and vote all the shares you are entitled to vote as directed on the reverse side of this card on the specified proposals and, in their discretion, on any other business which may properly come before the Annual Meeting and all postponements and adjournments. The Annual Meeting will be held on May 10, 2004, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, at 10:00 A.M.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures.

Address Changes/comments:

(If you noted any address changes/comments above, please mark corresponding box on other side.)

SEE REVERSE
SIDE